PHARMACEUTICAL FORMULATIONS, INC.
KEY EMPLOYEE RETENTION PLAN

I.           APPLICABILITY

                    The Pharmaceutical Formulations, Inc. Key Employee Retention Plan (the "Plan") applies to eligible employees of Pharmaceutical Formulations, Inc., a Delaware corporation (the "Company").

II.           PURPOSE AND EFFECTIVE DATE

                    The purpose and objective of the Plan is to provide an incentive to certain key employees (collectively, the "Participants") to remain with the Company throughout the process of considering and implementing a potential sale of the Company and/or its assets.

                    The Plan is adopted and effective as of August 3, 2005 (the "Effective Date").

III.          RETENTION BONUSES

A. Payment of Retention Bonuses

                    The Participants who shall be included in Phase I of the Plan are identified on Exhibit A annexed hereto (the "Phase I. Participants"). Phase I of the Plan shall provide a lump sum payment, equal to fifty percent (50%) of Base Salary (the "Phase I Retention Bonus") to a Phase I Participant who remains with the Company through and including the later to occur of (a) sixty (60) days after the date of consummation of any sale of the Company and/or substantially all of its assets (other than its stock in its subsidiaries or the subsidiaries’ assets) and, if the Company’s facility located in Edison, New Jersey (the "Facility") is not transferred in such sale, the date on which the Company no longer operates such facility as a pharmaceutical manufacturing plant (the "Vesting Date") or (b) the date upon which such Phase I Participant is otherwise terminated by the Company other than for Cause (defined below) after the Effective Date but prior to the Vesting Date (as detailed below).

                    The Participants who shall be included in Phase II of the Plan are identified on Exhibit B annexed hereto (the "Phase II Participants"). Phase II of the Plan shall provide a lump sum payment, equal to one-hundred percent (100%) of Base Salary (the "Phase II Retention Bonus"; collectively with Phase I Retention Bonus, the "Retention Bonus(es)") to a Phase II Participant who remains with the Company through and including the later to occur of (a) the date upon which (i) all information and data has been transferred to an acquirer of the Company or substantially all of its assets and all payments of the purchase price under the related purchase agreement have been calculated and paid and, if not sold to such purchaser, (ii) the Facility is delivered in broom clean condition to the landlord of such Facility or (b) the date upon which such Phase II Participant is otherwise terminated by the Company other than for Cause after the Effective Date but prior to the Vesting Date.

B. Termination of Employment Prior to Payment of Retention Bonuses

                    In the event a Participant’s employment with the Company is terminated on account of death or disability or without Cause, but after the Effective Date, the Participant shall be entitled to payment of the full amount of his or her Retention Bonus, less any Retention Bonus amounts already received under this Plan.

                    Notwithstanding anything herein to the contrary, in the event any Participant (i) voluntarily terminates employment with the Company; (ii) his/her employment is terminated by the Company for Cause; or (iii) obtains employment with successful purchaser of the Debtor’s assets, ICC Industries, Inc. or Konsyl Pharmaceuticals, Inc. such Participant shall be ineligible to receive the Retention Bonus.

IV.           DEFINITIONS

                    (i)          "Base Salary" shall mean base salary as of the Effective Date (or with respect to any participant who began participation in the Plan after the Effective Date, such Participant’s base salary on the first day of such Participant’s participation in the Plan), excluding shift premiums, overtime, bonuses, commissions, other special payments or any other allowance.

                    (ii)          The Company shall have "Cause" to terminate a Participant’s employment or engagement if such Participant has (i) refused or repeatedly failed to perform the duties assigned to him/her; (ii) engaged in a willful or intentional act that has the effect of injuring the reputation or business of the Company in any material respect; (iii) continually or repeatedly been absent from the Company, unless due to serious illness or disability; (iv) used illegal drugs or been impaired due to other substances; (v) been convicted of any felony; (vi) committed an act of gross misconduct, fraud, embezzlement or theft against the Company; (vii) engaged in any act of such extreme nature that the Company determines to be grounds for immediate dismissal; or (viii) violated a material company policy.

V.          GENERAL PROVISIONS

                    Payments under this Plan shall be paid by the Company from the general assets of the Company; provided that no director, officer or employee of the Company shall be personally liable in the event the Company is unable to make any payments under this Plan due to a lack of, or inability to access, funding or financing, legal prohibition (including statutory or judicial limitations) or failure to obtain any required consent.

                    Payments under this Plan are subject to Federal, state and local income tax withholding and all other applicable Federal, state and local taxes. The Company shall withhold, or cause to be withheld, from any payments made hereunder all applicable Federal, state and local withholding taxes and may require the employee to file any certificate or other form in connection therewith.

                    Nothing contained herein shall give any employee or consultant the right to be retained in the employment or engagement or service of the Company or any successor, or affect the Company’s right to dismiss any employee or consultant at will.

                    This Plan is not a term or condition of any individual’s employment or engagement or consultancy and no employee or consultant shall have any legal right to payments hereunder except to the extent all conditions relating to the receipt of such payments have been satisfied in accordance with the terms of this Plan as set forth herein.

                    Nothing contained herein shall give an employee or consultant any right to any employee benefit upon termination of employment with the Company, except as required by law or provided by the terms of another employee benefit plan document relating to the treatment of former employees generally.

                    No person having a benefit under this Plan may assign, transfer or in any other way alienate the benefit, nor shall any benefit under this Plan be subject to garnishment, attachment, execution or levy of any kind.

                    Notwithstanding anything contained herein to the contrary, any payment under this Plan to a Participant shall cause such Participant to be ineligible to receive any other retention or severance payments of any kind whatsoever under any other preexisting plan or agreement of the Company. In addition, any payment under this Plan shall be deemed a waiver of a Participant’s rights with respect to any and all such payments set forth in the preceding sentence, including, without limitation, all payments provided for under any employment agreement between the Company and a Participant. The Company may condition payment of any Retention Bonus on receipt of written acknowledgment of such waiver.

                    Notwithstanding anything contained herein to the contrary, any payment payable under this Plan on, or following, a Participant’s effective date of termination of employment will be offset by any amount such Participant is entitled to receive as a result of the circumstances of such Participant’s termination of employment under the Federal Worker Adjustment and Retraining Notification Act (Pub. L. 100-379) (the "WARN Act").

VI.           ADMINISTRATION

                    The Plan shall be administered by the CEO or such other person designated by the CEO, and the term "Plan Administrator" shall refer to the CEO or such other designee.

                    Subject to the express provisions of this Plan, the Plan Administrator shall have sole authority to interpret the Plan (including any vague or ambiguous provisions) and to make all other determinations deemed necessary or advisable for the administration of the Plan. All determinations and interpretations of the Plan Administrator shall be final, binding and conclusive as to all persons.

                    Neither the Plan Administrator nor any employee, officer or director of the Company shall be personally liable by reason of any action taken with respect to the Plan for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer or director of the Company, including the Plan Administrator, to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any reasonable cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors of the Company (the "Board")) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud, bad faith or gross negligence.

VII.         APPLICABLE LAW

                    This Plan and all action taken under it shall be governed as to validity, construction, interpretation and administration by the laws of the State of Delaware and applicable Federal law.

VIII.        AMENDMENT OR TERMINATION

                    The Board of Directors of Pharmaceutical Formulations, Inc. may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that unless the written consent of a Participant is obtained, no such amendment or termination shall adversely affect the rights of such Participant except that if the Board of Directors of the Company determines not to sell the Company or its assets, then the Company reserves the right to terminate the Plan without the need to obtain written consent of any Participant. No amendment or modification of the Plan that materially increases the cost of the Plan to the Company shall be adopted without formal authorization from the Board of Directors of Pharmaceutical Formulations, Inc. and receipt of such other approvals as may be required.

IN WITNESS WHEREOF, the Company has caused the Plan to be executed as of the ____ day of _______ 2005.

PHARMACEUTICAL FORMULATIONS, INC. a Delaware corporation By: __________________________